Exhibit 10.18

LOAN AGREEMENT
($20,000,000.00  Revolving Line of Credit - Master)

THIS LOAN AGREEMENT (“Agreement”), entered into this 29th day of May, 1998 , between SOUTHTRUST BANK, N.A., a national banking association, (the “Lender”) and PARKER & LANCASTER CORPORATION, a Virginia corporation, (the “Borrower”) provides:

1.             RECITALS.  The Borrower plans to acquire and improve various parcels of real property located in North Carolina and Virginia. To facilitate the financing for the acquisition of the various parcels and construction of the improvements, if any, on those parcels, Borrower has received a loan commitment dated April 22, 1998, (the “Loan Commitment”) from the Lender for a revolving line of credit in the maximum principal amount of Twenty Million Dollars ($20,000,000.00).  The Lender and the Borrower agree that the advances under the Revolving Line shall be made by the Lender on the following terms and conditions:

2.             DEFINITIONS.  As used in this Agreement the terms listed below shall have the following meanings unless otherwise required by the context:

2.1.          Balancing Equity:  For a particular Project, the amount equal to the negative difference between: (i) the maximum principal amount which could be advanced under the Project Loan; and (ii) the unpaid Construction Costs necessary (in the opinion of Lender and/or Inspector) to complete the Project in accordance with the Plans, plus all unpaid advances under the Project Loan.

2.2.          Construction Costs:  All construction costs and non-construction costs of every sort for a Project, including the cost of the parcel of Property (if paid out of the Project Loan proceeds), as approved by Lender.

2.3.          Deed(s) of Trust:  Collectively the Master Deed of Trust, the Supplemental Deed(s) of Trust, and any other deeds of trust as contemplated under Section 5.2.

2.4.          Guarantors:  J. Russell Parker, III and Barbara H. Parker.

2.5.          Guaranty:  Guaranty agreement whereby the Guarantors unconditionally guarantee the payment and performance by the Borrower of all obligations incurred under the Revolving Line, this Agreement, and/or Loan Documents. The Guaranty shall be in the form approved by Lender.

2.6.          Improvements:  The buildings and other improvements to be constructed on a particular parcel of the Property, including amenities, paving, parking, landscaping, grading and utility installations as specified in the Plans.

2.7.          Inspector:  The party named by the Lender for inspecting the progress of development of a Project. The Inspector shall review and approve the Plans, the Construction

Costs, and all subcontracts for a Project, shall inspect the Project for requested advances, and shall approve advances, if appropriate.

2.8.          Loan Documents:  The Loan Commitment, Project Loan Commitment(s), Note, Master Deed of Trust, Supplemental Deed(s) of Trust, Guaranty, this Agreement, and all other documents required by the Lender to be executed and/or delivered by Borrower in connection with the Revolving Line.

2.9.          Master Deed of Trust:  Together, the master form deeds of trust executed by Borrower in favor of Lender which will be supplemented from time to time by the Supplemental Deed(s) of Trust. Borrower shall execute two (2) or more separate master deeds of trust - one for each county in which a Project is to be located. The Master Deed of Trust shall be in the form approved by Lender.

2.10.        Note:  Together, the promissory notes executed by Borrower in favor of the Lender which reflect the money to be advanced under the Revolving Line.  Borrower shall execute two (2) separate promissory notes - one for $15,500,000.00 for advances to be made for Projects in North Carolina (the “NC Note”) and one for $4,500,000.00 for advances to be made for Projects in Virginia (the “Virginia Note’). The Note shall be in the form approved by Lender.

2.11.        Other Loan(s):  Any and all other loans made from time to time by Lender to Borrower, including, but not limited to, the $350,000.00 credit line loan made by Lender to Borrower contemporaneously with this Revolving Line.

2.12.        Plans:  The plans and specifications for the construction of the Improvements for a Project.

2.13.        Project:  The parcel of Property and Improvements, if any, for each individual real estate project to be acquired and/or improved by Borrower.

2.14.        Project Loan:  The advances to be made by Lender to Borrower under the Revolving Line for a Project pursuant to the applicable Project Loan Commitment.

2.15.        Project Loan Commitment:  The Lender’s approval form authorizing the advance of funds under the Revolving Line for the acquisition and/or development of a Project.

2.16.        Property:  The various parcels of real estate in North Carolina and Virginia to be acquired by Borrower from time to time which are to be security for the Revolving Line.

2.17.        Revolving Line:  The loan defined in Section 3.1.

2.18.        Supplemental Deed(s) of Trust:  The deed(s) of trust supplementing the Master Deed of Trust executed by Borrower in favor of Lender conveying a security interest in a Project as security for the Note.

3.             THE REVOLVING LINE.

3.1.          The Lender agrees to lend to the Borrower the maximum aggregate principal sum of Twenty Million Dollars ($20,000,000.00 ) upon the terms and conditions of this Agreement and the other Loan Documents. $15,500,000.00 of the Revolving Line shall be made available for Projects located in North Carolina and the remaining $4,500,000.00 of the Revolving Line shall be made available for Projects located in Virginia. The Borrower agrees to take the Revolving Line and expressly covenants to comply with and perform all of the terms and conditions of this Agreement and all other Loan Documents. Advances under the Revolving Line shall be made only pursuant and subject to the terms of the Loan Commitment and the Project Loan Commitments.

3.2.          Upon execution of this Agreement, the Borrower shall also execute and/or deliver to the Lender:  (a) the North Carolina Note and the Virginia Note; (b) a Master Deed of Trust for each county in which a Project is to be located; (c) a Guaranty Agreement (if required by the Commitment); (d) a Borrower’s Affidavit; (e) copies of documents evidencing the Borrower’s formation and good standing, if a partnership, limited liability company, or corporation; and (f) an opinion of Borrower’s attorneys (in form and substance satisfactory to Lender and its attorneys). The Borrower shall also execute and deliver to the Lender any other documents reasonably required by the Lender or its attorneys.

3.3.          A Project Commitment Letter shall be issued upon the identification by Borrower and approval by Lender of a parcel of the Property to be acquired and the Plans to be used by Borrower in development of and/or construction of Improvements on that parcel. Upon such approval, Lender shall issue a Project Commitment Letter describing the aggregate amount to be advanced under the Revolving Line for that Project.

4.             CONSTRUCTION OF THE IMPROVEMENTS.  The Borrower agrees that the Improvements shall be erected on the applicable parcel of the Property fully complete and ready for occupancy by the date described in the Project Loan Commitment (the “Construction Period”), and will be erected in accordance with the Plans. A master set of Plans shall be delivered to the Lender and each page will have been initialed or otherwise identified and approved by the Lender and the Borrower. These Plans shall govern all questions that may arise with respect to the construction of the Improvements. No changes in or deviation from the Plans shall be permitted unless Borrower requests, in writing, a change or deviation and it is approved, in writing, by the Lender.

5.             CONDITIONS TO FIRST ADVANCE.  The Borrower agrees that the conditions listed below must be satisfied prior to the first advance under each respective Project Loan Commitment:

5.1.          The Borrower shall deliver to the Lender:

(a)           a written application for the Lender’s approval of a Project, which application shall be on a form approved by the Lender;

(b)           a title insurance binder on current ALTA Form 70 applicable to the Project insuring the Lender’s security subject only to exceptions approved by the Lender. This binder shall be issued by a title insurance company approved by Lender, in the name of the Lender, and be in an amount equal to the principal amount of the Project Loan;

(c)           if not previously delivered, a copy of the plans and specifications for the model of the Improvements being constructed for the Project;

(d)           if not previously delivered, a copy of the recorded plat for the subdivision in which the Project is being constructed;

(e)           evidence of public liability insurance required by the Deed of Trust during the Construction Period;

(f)            a copy of the proposed Settlement Statement for the acquisition of the Property for the Project;

(g)           a construction budget trade cost breakdown, fixed cost contract, and such other and reasonable detailed information concerning the components of the Construction Costs for each Project as may be required by the Lender for its approval;

(h)           if the Project involves a pre-sale, a copy of the sales agreement for the sale of the Project;

(i)            evidence satisfactory to Lender that the Improvements are not located within a HUD-identified flood hazard area;

(j)            if requested by the Lender and not previously provided, an appraisal for type of model to be included in the Improvements; and

(k)           such other documents and deliverables as reasonably required by the Lender, including, but not limited to those specified in the Loan Commitment and the applicable Project Loan Commitment.

5.2.          The Supplemental Deed of Trust and all other documents reasonably required by the Lender shall be duly authorized, executed, acknowledged, recorded (when appropriate), and delivered to the Lender. If a Project is located in a North Carolina county that does not permit the use of a master deed of trust, the Borrower agrees to execute a separate deed of trust in favor of Lender (in a form approved by the Lender), in lieu of the Supplemental Deed of Trust, to secure the Note with respect to that Project.

5.3.          In the event the Inspector and/or Lender determine that a Balancing Equity exists, the Borrower shall be required to invest such amount in the Project or deposit such amount with Lender in a non-interest bearing account. Such investment or deposit shall be disbursed to pay Construction Costs prior to the disbursement of any Project Loan proceeds.

6.             SUBSEQUENT ADVANCES.

6.1.          Advances under each Project Loan shall be made on a percentage or percentage of completion basis in accordance with the terms of the Loan Commitment and/or Project Loan

Commitment. Not more than one advance on each Project Loan shall be made during any calendar month. No advance shall be due unless, in the judgment of the Lender and Inspector, all work done in the construction and equipping of the Improvements to the date of the advance has been done in a good and workmanlike manner.

6.2.          The Borrower agrees that the conditions listed below must be satisfied before the lender will be required to make any advances, other than the first advance, (the “Subsequent Advances”) for that Project:

(a)           any of the conditions of Article 5 which have not been satisfied or have not remained satisfied shall nevertheless remain conditions precedent to Subsequent Advances; and (b) the Borrower shall deliver to the Lender: (i) a copy of the executed Settlement Statement for the acquisition of the property for the Project; and (ii) the title insurance policy issued in strict conformance with the title insurance binder previously delivered to the Lender for the Project.

6.3.          At least three (3) business days prior to each Subsequent Advance, the Borrower shall supply the Lender with the following completed documents: (a)  a Contractor’s application for payment in form approved by the Lender; (b) if requested by the Lender, a waiver of mechanic’s and materialmen’s liens executed by the contractor and each sub-contractor, in form and substance satisfactory to the Lender; (c) evidence of the builders’ risk insurance required by the Deed of Trust;  (d) a foundation survey for the Project showing that Improvements are within lot lines and showing building lines, easements, setback lines, etc.; and (e) such other documents and assurances that Lender may reasonably request.

7.             PAYMENT OF ADVANCES.

7.1.          Each advance shall be deemed to be an advance under the Project Loan, as well as an advance under the Revolving Line. Each advance shall be made, in whole or in part, by either: (i) paying the Borrower, or (ii) after an Event of Default, at the Lender’s discretion, paying the contractor or any subcontractor or laborer or materialmen performing work on the Improvements, or (iii) in such other manner as shall be mutually agreed upon by the Borrower and the Lender. Notwithstanding anything in the Agreement or the Loan Documents to the contrary, no advance or approval given by the Lender, whether or not before or after an inspection of the Improvements by the Inspector or otherwise, shall be deemed to be an approval or acceptance by the Lender of any work or materials done or furnished with respect to any Improvements or a representation by the Lender as to the fitness of that work or materials.

7.2.          The Lender shall not be required to make any advance under the Revolving Line or any Project Loan if, in its opinion: (i) the amount of the advance shall, when added to all amounts previously advanced for the Project, be greater than Construction Costs incurred by the Borrower for that Project as of the date of the requested advance; or (ii) an unfunded Balancing Equity exists for the Project.

7.3.          Notwithstanding anything in this Agreement or any other Loan Documents to the contrary, if the Lender does not make an advance because any condition to the making of the advance shall not have been satisfied by the Borrower within thirty (30) days after the Borrower has been notified in writing of any unsatisfied condition, then Borrower’s failure to satisfy the condition shall be deemed an event of default under Section 9 of this Agreement .

7.4.          If the Lender makes advances before they are due because the Lender believes it advisable so to do, those advances shall be deemed to be made pursuant to and not in modification of this Agreement. However, the making of any such advance, in whole or in part, shall not be deemed a waiver of any unsatisfied condition or an acceptance or approval of any act or failure to act by the Borrower .

7.5.          The Borrower shall receive the advances to be made under this Agreement and shall hold the right to receive such advances as a trust fund. Borrower will first apply the advances to the payment of the Construction/Development Costs for the Improvements before using any part of the advance for any other purpose.

8.             CERTIFICATE OF OCCUPANCY. When the Improvements for a Project have been completed, the Borrower agrees to supply the Lender, upon its request, a copy of a certificate of occupancy to be issued by the appropriate governmental official.

9.             DEFAULTS/REMEDIES.

9.1.          The following shall constitute events of default under this Agreement (the “Events of Default”):

(a)           If at any time title to any of the parcels of the Property or the priority of the Deed of Trust are not satisfactory to Lender’s attorneys, in the exercise of their reasonable discretion, regardless of whether the lien, encumbrance or other question existed at the time of any prior advance; or

(b)           If the Borrower assigns this Agreement or any interest therein, or if (except under the circumstances, if any permitted in the Deed of Trust) the Property is conveyed without the written consent of the Lender; or

(c)           If any of the Improvements encroaches upon any street, easement, or upon adjoining property, or violates any setback restrictions, however created, or the requirements of any governmental authority having jurisdiction, or any adjoining structure encroaches upon the Property or on any easement appurtenant thereto to an extent deemed material by Lender’s attorneys and the encroachment or violation is not removed or insured over by the title insurance company insuring the lien of the Deed of Trust; or

(d)           If, in the judgment of the Lender, any of the Improvements are materially damaged by fire or otherwise and the insurance proceeds plus the unadvanced portion of the applicable Project Loan are insufficient to complete the Improvements and the Borrower fails to fund the deficit, if any, or fails to restore the Improvements in a timely manner; or

(e)           If any material portion of the Project be taken by eminent domain; or

(f)            If the Borrower or any Guarantor shall be involved in financial difficulty as evidenced, (i) by making an assignment for the benefit of its creditors; (ii) by filing a petition in bankruptcy for reorganization or for the adoption of an arrangement under the Bankruptcy Act (as now or in the future amended); (iii) by consenting to the appointment of a receiver or trustee for all or a substantial part of its property or to the filing of a petition against it under said Bankruptcy Act; (iv) by the entry of a court order appointing a receiver or trustee for all or a substantial part of its property or approving as filed in good faith a petition filed under said Bankruptcy Act (in both cases without the consent of the Borrower or such Guarantor), which order shall not be vacated, set aside or stayed within sixty (60) days from the date of entry; or

(g)           If the Borrower makes any changes in the approved Plans without the Lender’s prior written consent or otherwise fails within the Construction Period to construct the Improvements in accordance with the applicable Plans and in accordance with all laws, rules, regulations and requirements of all governmental authorities having or claiming jurisdiction, now existing or subsequently enacted; or

(h)           Abandons the Project or fails to prosecute the construction of the Improvements with diligence and dispatch for a period time as Lender in its reasonable judgment shall determine is appropriate; or

(i)            If the Borrower does not permit the Lender, or its agents, after reasonable notice to enter upon and inspect a Project; or

(j)            If the Borrower fails to comply with any requirement of any governmental authority having jurisdiction over the Property; or

(k)           If the Borrower executes any security agreement (other than as provided in the Deed of Trust) on any materials or fixtures used in the construction or operation of or placed upon the Project; or if any such materials or fixtures are purchased in conditional sale transactions or otherwise so that the ownership thereof will not vest unconditionally, in the Borrower, free from encumbrance, on delivery at the Project; or if the Borrower does not furnish to Lender any requested contracts, bills of sale, statements, receipted vouchers and agreements, or any of them, under which the Borrower claims title to such materials, fixtures and articles; or

(l)            If the Borrower or any of the Guarantors fail to furnish the Lender with financial statements, such as balance sheets and profit and loss statements, and such other statements as the Lender may reasonably require to determine the financial condition of the Borrower or the Guarantors. (All such statements shall be prepared at the expense of the Borrower and shall be acceptable to the Lender in both form and substance.); or

(m)          If the Borrower shall fail to make the investment in the Project as required by Section 5.3 of this Agreement; or

(n)           If the Borrower or Guarantor breaches or fails to perform any of the conditions, stipulations, agreements or covenants contained in this Agreement or the other Loan Documents; or

(o)           If the Borrower or Guarantor defaults under any other loans made to either of them by Lender.

9.2.          If an Event of Default occurs, Lender, at its option, may exercise one or more of the following remedies:

(a)           take possession of one or more of the Projects and complete construction of the Improvements pursuant to Section 10;

(b)           suspend and/or terminate any obligation to make any further advances under a Project Loan and/or the Revolving Line;

(c)           declare the Note, in whole or in part, immediately due and payable;

(d)           recover from Borrower any and all commercially reasonable expenses (including reasonable attorneys fees) incurred by Lender in exercising its remedies or otherwise enforcing the terms of this Agreement or the other Loan Documents; and

(e)           exercise any other remedies provided to Lender under the Loan Documents (an Event of Default being deemed a default under each of the other Loan Documents).

9.3.          The exercise by the Lender of any one or more of the remedies provided in this Agreement or other Loan Documents shall not prevent the subsequent exercise by the Lender of any one or more of the other remedies provided to it. All remedies provided for in this Agreement or the other Loan Documents are cumulative and may, at Lender’s election, be exercised alternatively, successively or in any other manner and are in addition to any other rights provided by law.

9.4.          Notwithstanding anything contained in this document to the contrary, Lender agrees that prior to the exercise of any of the remedies provided under this Agreement, Lender shall give Borrower written notice of default and thereupon Borrower shall have ten (10) days (in case of a monetary default) or thirty (30) days (in case of a non-monetary default) after the date of the notice to cure or cause to be cured the default complained of. In addition, in cases of non-monetary default if complete remedy is impossible within the thirty (30) days, Borrower shall have an additional period (to be determined by the Lender in its sole discretion but in any event not to exceed six (6) months) in which to cure the default, provided Borrower shall not otherwise be in default during the additional period.

10.           COMPLETION OF CONSTRUCTION. If at any time prior to the completion of the Improvements for a Project, an Event of Default occurs, then the Lender, at its option, may enter into possession of the Project and perform any and all work and labor necessary to complete the Project substantially in accordance with the Plans and take whatever other action which may be necessary or desirable in the opinion of the Lender to complete the Project. For this purpose, the Borrower appoints the Lender its true and lawful attorney in fact with full power of substitution to complete the Project in the name of the Borrower, and empowers the Lender: to use any funds of the Borrower for the purpose of completing the Project in accordance with the Plans; to make such additions and changes and corrections in the Plans which shall be necessary or desirable to complete the Project in substantially the manner contemplated by the Plans; to employ such contractors, subcontractors, agents, architects, and inspectors as shall be required for these purposes; to pay, settle or compromise all existing bills and claims which are or may be liens against the Project, or may be necessary or desirable for the completion of the work, or to clear title; to execute all applications, certificates and other documents in the name of the Borrower which may be required under any agreement of the Borrower; and to do any and every act which the Borrower might do in its own behalf in completing the Improvements. It is agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked. The Lender shall also have power to prosecute and defend all actions or proceedings in connection with the Project or the construction of the Improvements and to take such action and require such performance as it deems necessary.

11.           EXPENSES. The Borrower shall pay all fees and charges incurred in the procuring and making of the Revolving Line and Project Loans, including, without limitation, charges for mortgagee title insurance, the examination of title to the Property, expenses of surveys, mortgage recording tax, fees of the Inspector, and the fees of the attorneys for the Lender. The Borrower shall pay any and all insurance premiums, taxes, assessments, water rates, sewer rates and other charges, liens and encumbrances upon the Property and any other amounts necessary for the construction of the Improvements . These amounts, unless sooner paid, shall be paid from time to time when due either to the person to whom the payments are due or to the Lender if the Lender has paid it. The Lender may, at its option, deduct from any advance to be made under this Agreement any amounts necessary for the payment of these items when due, and apply such amounts in making those payments. All sums applied in this manner shall be deemed advances under the Note and applicable Project Loan, if any, and secured by the Deed of Trust.

12.           BORROWER REPRESENTATIONS. The Borrower represents and warrants that it shall comply with all terms and conditions of the Loan Documents, including, but not limited to the Loan Commitment and the Project Loan Commitments. This representation and warranty shall be deemed to be continuing and repeated by the Borrower upon the acceptance of each advance under the Revolving Line.

13.           CROSS-DEFAULT/CROSS COLLATERAL.  The Loan is cross-defaulted with the Other Loan(s).  A Borrower default under either the Loan or the Other Loan(s) shall likewise be deemed to be a default under the terms of the other and shall entitle the Lender to pursue any and all remedies available to it.  The “Mortgaged Property” as defined in the Deeds of Trust shall also secure the obligations of the Borrower to Lender under the Other Loan(s).

14.           COMMITMENT FEE.   No commitment/loan fee is being charged in connection with this transaction.  The Borrower shall pay a Thirty Dollar ($30.00) fee to the Lender for each inspection of that Project conducted by the Inspector and/or the Lender.  These fees shall be due and payable as inspections are made.

15.           LIMITATION ON PROJECTS. Notwithstanding anything in this Agreement to the contrary, the Lender’s obligation to make additional advances or issue Project Loan Commitments shall be subject to the restrictions relative to the number of unsold or incomplete Projects or similar restrictions set out in the Loan Commitment.

16.           MISCELLANEOUS.

16.1.        Entire Agreement. This instrument (together with any exhibits attached and incorporated documents) constitutes the entire agreement between the parties, and supersedes any and all prior agreements, arrangements and understandings, whether oral or written, between the parties.

16.2.        Assignment. This Agreement may not be assigned by Borrower without the written consent of Lender, which may be arbitrarily withheld.

16.3.        Modification. No modification of this Agreement shall be binding unless in writing and signed by the party against whom or which it is sought to be enforced.

16.4.        Waiver. No delay or failure to exercise any right or remedy under this Agreement will impair any such right or remedy, nor shall it be construed to be a waiver of any breach or default, or an acquiescence in any similar breach or default subsequently occurring. No waiver of any term or provisions of or of any breach or default under this Agreement shall be valid unless it is in writing and signed by the party against which it is sought to be enforced. The written waiver will be effective only to the extent specifically set forth in such writing. The party for whose benefit a condition is included shall have the unilateral right to waive such condition.

16.5.        Headings. The captions and headings contained in this document are solely for convenience and reference and do not constitute a part of this Agreement.

16.6.        Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, legal representatives, successors and permitted assigns of the parties (including, without limitation, in the case of Lender, any third parties now or hereafter acquiring any interest in the Note or any part thereof, whether by virtue of assignment, participation or otherwise).

16.7.        Construction. This Agreement and each and every related document is to be governed by, and construed in accordance with, the internal laws of the State of North Carolina without giving effect to its conflict of laws principles. Whenever the context so requires, the neuter gender shall include the masculine and feminine, and the singular number shall include the plural.

16.8.        Exhibits. All exhibits and schedules, if any, are attached and incorporated by this reference and made a part of this document. The term “Agreement” shall be deemed to include all such exhibits and schedule.

16.9.        Notices. All notices and written consents required under this Agreement shall be in writing and shall either be: a) personally served; b) delivered by a nationally recognized overnight express delivery service (deemed received the next business day); or                c) posted by certified United States mail, postage prepaid, return receipt requested (deemed received three (3) days after posting). Such shall be addressed as follows or at such other address as may be from time to time designated in writing in accordance with this section:

Courtesy

To Borrower:	Parker & Lancaster Corporation	Copy to: George W. Rowe
	711 Moorefield Park Drive	Cawthorne, Picard & Rowe
	Richmond, VA 23236	8310 Midlothian Turnpike
	Attn: J. Russell Parker, III, President	Richmond, VA 23235

Courtesy

To Lender:	SouthTrust Bank , N.A.	Copy to: James M. Day
	420 N. 20th St., Suite 1100	Burns, Day & Presnell, P.A.
	Birmingham, Ala. 35203	2626 Glenwood Ave./Suite 560
	Attn: Commercial Real Estate Dept.	Raleigh, NC 27608

All notices to a party may be executed and sent by the other party’s legal counsel.  Failure to send the courtesy copy shall not invalidate a notice otherwise properly given.

16.10.      Counterparts. This Agreement has simultaneously been executed in a number of identical counterparts, each of which, for all purposes, shall be deemed an original.

16.11.      Additional Acts. Each party, at Borrower’s sole expense, will execute and deliver all additional documents and do all such acts as may be reasonably necessary to carry out the provisions and intent of this Agreement.

16.12.      Relationship of Parties. Nothing in this Agreement shall be deemed or construed to constitute or create a partnership, association, joint venture, or agency between the parties.

16.13.      Liability. When a party to this Agreement consists of more than one individual or entity, that party’s liabilities and obligations under this Agreement shall be joint and several.

16.14.      Third Parties. Except as specifically set forth, nothing expressed or implied in this document is intended or shall be construed to confer any rights or remedies upon any person other than the named parties and their successors or permitted assigns.

16.15.      Indemnity. The Borrower agrees to indemnify and hold the Lender harmless from and against all liabilities, claims, damages, costs and expenses (including but not limited to reasonable legal fees and disbursements) arising out of or resulting from any defective workmanship or materials occurring in the construction of the Improvements. Upon demand by the Lender, the Borrower will defend any action or proceeding brought against the Lender alleging any defective workmanship or materials, or the Lender may elect to conduct its own defense at the expense of the Borrower. The provisions of this paragraph will survive the termination of this Agreement and the repayment of the Loan.

16.16.      Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall control. Nothing in this document shall, however, diminish the Lender’s right to require, as condition to any advance, the satisfaction of each and every condition of its Loan Commitment and/or applicable Project Loan Commitment, which has not been waived.

16.17.      Incorporation. Any default by Borrower in the performance of any obligation, covenant or agreement contained in this document shall constitute and be deemed to be a default under the terms of the Note and the other Loan Documents, entitling Beneficiary to exercise any and all rights and remedies contained in those documents, including, without limitation, the right to declare the Note immediately due and payable.

16.18.      Severability. Whenever possible, each provision of this Agreement and every other Loan Document shall be interpreted in such manner as to be valid under applicable law. If any term or provision is illegal, or unenforceable, for any reason whatsoever, such shall not affect the validity of the remainder. In lieu of the illegal or unenforceable provision, there shall be automatically added as a part of this Agreement a provision as similar in terms as necessary to render the provision legal and enforceable.

16.19.      Form of Documents. All of the documents, instruments, certificates or other items required to be delivered to Lender shall be in form and substance satisfactory to the Lender and its attorneys.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

LENDER:

SOUTHTRUST BANK, N.A.

By:	David P. Adams
Vice President

BORROWER:

PARKER & LANCASTER CORPORATION,
a Virginia Corporation

By:	J. Phillip Harris
Vice President